UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2026
Biogen Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19311	33-0112644
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Binney Street, Cambridge, Massachusetts 02142
(Address of principal executive offices; Zip Code)

Registrant’s telephone number, including area code: (617) 679-2000
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0005 par value	BIIB	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02     Results of Operations and Financial Condition
Biogen Inc. (Biogen) expects that its GAAP and non-GAAP results for the second quarter of 2026 will include acquired in-process research and development, upfront and milestone expense of approximately $164 million on a pre-tax basis. The estimated charge is expected to impact GAAP and non-GAAP net income per diluted share for the second quarter of 2026 by approximately $0.95 per share.
Additionally, Biogen anticipates its GAAP and non-GAAP results for the third quarter of 2026 to include acquired in-process research and development, upfront and milestone expense ranging from approximately $290 million to $320 million relating to potential milestones and transactions that have not yet closed. The estimated charge is anticipated to impact GAAP and non-GAAP net income per diluted share for the third quarter of 2026 ranging from approximately $1.75 to $1.95 per share.

Acquired in-process research and development, upfront and milestone expense includes costs incurred in connection with collaboration and license agreements such as upfront and milestone payments and, when applicable, premiums on equity securities and asset acquisitions of acquired in-process research and development. Biogen does not forecast such acquired in-process research and development, upfront and milestone expense due to the uncertainty of the future occurrence, magnitude and timing of these transactions in any given period.

Results for the quarter ended June 30, 2026, have not been finalized and are subject to our financial statement closing procedures. There can be no assurance that our final results will not differ from the preliminary unaudited estimates described herein.

Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements relating to our financial and operating results and financial guidance, that are being made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995 (the PSLRA) with the intention of obtaining the benefits of the “Safe Harbor” provisions of the PSLRA. These forward-looking statements may be accompanied by such words as “aim,” “anticipate,” "assume," “believe,” “contemplate,” “continue," "could," “estimate,” “expect,” “forecast,” “goal,” “guidance,” “hope,” “intend,” “may,” “objective,” "outlook," “plan,” “possible,” "potential," “predict,” “project,” “should,” “target,” “will,” “would” or the negative of these words or other words and terms of similar meaning.

Given their forward-looking nature, these statements involve substantial risks and uncertainties and may be based on inaccurate assumptions and could cause actual results to differ materially from those reflected in such statements. The information above includes, among others, forward-looking statements reflecting management’s current intentions and expectations for the future with respect to Biogen’s estimated acquired in-process research and development, upfront and milestone expense for the quarter ended June 30, 2026, and the related impact to Biogen’s GAAP and non-GAAP earnings per share for such period. These forward-looking statements are based on management's current beliefs and assumptions and on information currently available to management. Given their nature, we cannot assure that any outcome expressed in these forward-looking statements will be realized in whole or in part.

These statements speak only as of the date of this Current Report on Form 8-K and are based on information and estimates available to us at this time. Should known or unknown risks or uncertainties materialize or should underlying assumptions prove inaccurate, actual results could vary materially from past results and those anticipated, estimated or projected. Investors are cautioned not to put undue reliance on forward-looking statements. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and in our subsequent reports on Form 10-Q and Form 10-K, in each case including in the sections thereof captioned “Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and in our subsequent reports on Form 8-K. Except as required by law, we do not undertake any obligation to publicly update any forward-looking statements whether as a result of any new information, future events, changed circumstances or otherwise.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Biogen Inc.
By: /s/ Wendell Taylor
Wendell Taylor
Secretary

Date: July 1, 2026